Exhibit 99.1

Bristol Myers Squibb Reports Fourth Quarter and Full-Year Financial Results for 2020
•Reports Fourth Quarter Revenues of $11.1 Billion; Full-Year Revenues of $42.5 Billion
•Posts Fourth Quarter Loss Per Share of $4.45 and Non-GAAP EPS of $1.46; Full-Year Loss Per Share of $3.99 and Non-GAAP EPS of $6.44
•Completes Acquisition of MyoKardia, Expanding Leading Cardiovascular Franchise
•Announces Debt Tender Offer for an Aggregate Purchase Price of Up to $4.0 Billion
•Delivers Positive Results from POETYK-PSO-2 Evaluating Deucravacritinib (TYK2 inhibitor) for Treatment of Moderate to Severe Plaque Psoriasis
•Announces Licensing Agreement with The Rockefeller University for SARS-CoV-2 Neutralizing Monoclonal Antibody Combination for the Treatment of COVID-19
•Provides GAAP and Non-GAAP Financial Guidance for 2021; Raises 2021 Non-GAAP EPS Guidance
•Affirms Long-term Financial Targets

(NEW YORK, February 4, 2021) – Bristol Myers Squibb (NYSE:BMY) today reports results for the fourth quarter and full year of 2020, which reflect robust sales, strong operating performance and advancement of the company’s product pipeline.

“In our first full year as a new company we delivered solid operational and financial results, and laid a strong foundation for the future,” said Giovanni Caforio, M.D., board chair and chief executive officer, Bristol Myers Squibb. “I am grateful to our team whose resilience and continued focus enabled us to grow our inline business, launch promising new drugs and significantly advance our pipeline while keeping our colleagues safe and maintaining the supply of our medicines to patients. The growth opportunities from our in-line and launch portfolios combined with a robust product pipeline and disciplined business development strategy strongly position the company to accelerate the renewal of our portfolio and achieve long-term sustainable growth.”

	Fourth Quarter
$ amounts in millions, except per share amounts
	2020	2019	Change
Total Revenues	$11,068	$7,945	39%
Earnings (Loss) Per Share - GAAP	(4.45)	(0.55)	**
Earnings (Loss) Per Share - Non-GAAP	1.46	1.22	20%
Total Pro Forma Revenues*	11,068	10,103	10%

	Full Year
$ amounts in millions, except per share amounts
	2020	2019	Change
Total Revenues	$42,518	$26,145	63%
Earnings (Loss) Per Share - GAAP	(3.99)	2.01	N/A
Earnings (Loss) Per Share - Non-GAAP	6.44	4.69	37%
Total Pro Forma Revenues*	42,518	39,759	7%

*    The pro forma revenues assume the company’s acquisition of Celgene Corporation (Celgene Acquisition) and its divestiture of Otezla® to Amgen Inc. (Otezla® Divestiture) occurred on January 1, 2019 and exclude foreign currency hedge gains and losses. Management believes that measuring revenue rates on a comparable pro forma basis is an appropriate way for investors to best understand the underlying performance of the business. The pro forma revenue is presented for informational purposes only and does not purport to project the company’s revenue, results of operations or financial position for any future period or as of any future date. See “Worldwide Pro Forma Revenue” in Quarterly Package of Financial Information for this quarter and full year of 2020, which is available on bms.com/investors/financial-reporting/quarterly-results, for information on the revenue of the company and Celgene on a stand-alone basis for the prior-year period. Otezla® is a trademark of Amgen Inc.
**    In excess of +100%

FOURTH QUARTER FINANCIAL RESULTS
All comparisons are made versus the same period in 2019 unless otherwise stated.

•Bristol Myers Squibb posted fourth quarter revenues of $11.1 billion, an increase of 39% on a reported basis and 10% on a pro forma basis. The increase was driven primarily by the impact of the Celgene Acquisition, which was completed on November 20, 2019.
•U.S. revenues increased 43% to $6.8 billion in the quarter. International revenues increased 34% to $4.3 billion in the quarter. When adjusted for foreign exchange impact, international revenues increased 30%.
•Gross margin increased from 68.6% to 73.7% in the quarter primarily due to product mix, lower unwinding of inventory purchase price accounting adjustments, partially offset by an impairment charge related to Inrebic marketed product rights.
•Marketing, selling and administrative expenses increased 57% to $2.7 billion in the quarter primarily due to $400 million of costs associated with the broader portfolio resulting from the Celgene Acquisition, as well as higher advertising and promotion expenses and cash settlement of MyoKardia unvested stock awards.

•Research and development expenses increased 79% to $3.8 billion in the quarter primarily due to $500 million of costs associated with the broader portfolio resulting from the Celgene Acquisition, as well as license and acquisition charges related to Dragonfly, an in-process research and development (IPR&D) impairment charge related to the discontinuation of the orva-cel program development and cash settlement of MyoKardia unvested stock awards.
•Amortization of acquired intangible assets increased to $2.5 billion in the quarter reflecting the full quarter amortization from the Celgene Acquisition.
•IPR&D charge of $11.4 billion was included in the quarter due to the MyoKardia transaction being accounted for as an asset acquisition.
•The effective tax benefit rate was 4.1% in the current quarter and includes the impact of the non-deductible MyoKardia IPR&D charge. Income taxes were $931 million despite pre-tax loss of $129 million in the same period a year ago primarily due to the Otezla® divestiture, certain non-deductible expenses and purchase price adjustments.
•The company reported net loss attributable to Bristol Myers Squibb of $10.0 billion, or $4.45 per share, in the fourth quarter, compared to net loss of $1.1 billion, or $0.55 per share, for the same period a year ago. The results in the current quarter include costs and expenses resulting from the IPRD charge related to the MyoKardia asset acquisition, purchase price accounting from the Celgene Acquisition, contingent value rights fair value adjustments, equity investment gains, intangible assets impairment charges and other acquisition and integration expenses.
•The company reported non-GAAP net earnings attributable to Bristol Myers Squibb of $3.3 billion, or $1.46 per share, in the fourth quarter, compared to non-GAAP net earnings of $2.4 billion, or $1.22 per share, for the same period a year ago. A discussion of the non-GAAP financial measures is included under the “Use of Non-GAAP Financial Information” section.

FOURTH QUARTER PRODUCT REVENUE HIGHLIGHTS

$ amounts in millions
Product	Quarter Ended December 31, 2020 on Reported Basis	% Change from Quarter Ended December 31, 2019 on Reported Basis	% Change from Quarter Ended December 31, 2019 on Pro Forma Basis**
Revlimid	$3,280	*	18%
Eliquis	$2,269	12%	12%
Opdivo	$1,793	2%	2%
Orencia	$867	9%	9%
Pomalyst/Imnovid	$835	*	21%
Sprycel	$564	3%	3%

Yervoy	$471	22%	22%
Abraxane	$297	79%	(12)%
Empliciti	$91	(3)%	(3)%
Reblozyl	$115	N/A	N/A
Inrebic	$15	*	67%
Onureg	$14	N/A	N/A
Zeposia	$9	N/A	N/A
*    In excess of +100%. Product rights were acquired as part of the Celgene Acquisition.
**    Pro forma product revenues assume the Celgene Acquisition and the Otezla® Divestiture occurred on January 1, 2019 and exclude foreign currency hedge gains and losses. Management believes that measuring product revenue rates on a comparable pro forma basis is an appropriate way for investors to best understand the underlying performance of the business. The pro forma product revenue is presented for informational purposes only and does not purport to project product revenue for any future period or as of any future date. See “Worldwide Pro Forma Revenues” in the Quarterly Package of Financial Information for this quarter and full year of 2020, which is available on bms.com/investors/financial-reporting/quarterly-results, for information on the product revenue of the company and Celgene for the prior-year period. Otezla® is a trademark of Amgen Inc.

FULL-YEAR PRODUCT REVENUE HIGHLIGHTS

$ amounts in millions
Product	Twelve Months Ended December 31, 2020 on Reported Basis	% Change from Twelve Months Ended December 31, 2019 on Reported Basis	% Change from Twelve Months Ended December 31, 2019 on Pro Forma Basis**
Revlimid	$12,106	*	12%
Eliquis	$9,168	16%	16%
Opdivo	$6,992	(3)%	(3)%
Orencia	$3,157	6%	6%
Pomalyst/Imnovid	$3,070	*	22%
Sprycel	$2,140	1%	1%
Yervoy	$1,682	13%	13%
Abraxane	$1,247	*	0%
Empliciti	$381	7%	7%
Reblozyl	$274	N/A	N/A
Inrebic	$55	*	*
Onureg	$17	N/A	N/A
Zeposia	$12	N/A	N/A
*    In excess of +100%. Product rights were acquired as part of the Celgene Acquisition.
**    Pro forma product revenues assume the Celgene Acquisition and the Otezla® Divestiture occurred on January 1, 2019 and exclude foreign currency hedge gains and losses. Management believes that measuring product revenue rates on a comparable pro forma basis is an appropriate way for investors to best understand the underlying performance of the business. The pro forma product revenue is presented for informational purposes only and does not purport to project product revenue for any future period or as of any future date. See “Worldwide Pro Forma Revenues” in the Quarterly Package of Financial Information for this quarter and full year of 2020, which is available on bms.com/investors/financial-reporting/quarterly-results, for information on the product revenue of the company and Celgene for the prior-year period. Otezla® is a trademark of Amgen Inc.

FOURTH QUARTER PRODUCT AND PIPELINE UPDATE

Oncology

Opdivo

Regulatory
•In January, the company announced that the U.S. Food & Drug Administration (FDA) approved OPDIVO (nivolumab) in combination with CABOMETYX® (cabozantinib), for the first-line treatment of patients with advanced renal cell carcinoma. The approval is based on the Phase 3 Checkmate -9ER trial. (link)
•In January, the company announced that the U.S. Food and Drug Administration (FDA) has accepted its supplemental Biologics License Application (sBLA) for Opdivo®, in combination with fluoropyrimidine- and platinum-containing chemotherapy, for the treatment of patients with advanced or metastatic gastric cancer, gastroesophageal junction cancer (GEJC) or esophageal adenocarcinoma (EAC), based on results from the CheckMate -649 trial. The U.S. FDA granted the application Priority Review and assigned a Prescription Drug User Fee Act (PDUFA) goal date of May 25, 2021.(link)
•In January, the company announced that the U.S. FDA has accepted its supplemental sBLA for Opdivo® for the treatment of patients with resected esophageal or gastroesophageal junction (GEJ) cancer in the adjuvant setting, after neoadjuvant chemoradiation therapy (CRT), based on results from the Phase 3 CheckMate -577 trial. The U.S. FDA granted the application Priority Review and assigned a PDUFA goal date of May 20, 2021.(link)
•In January, the company announced that the European Medicines Agency (EMA) validated its Marketing Authorization Application (MAA) for Opdivo, based on results from the Phase 3 CheckMate -577 trial, as an adjuvant treatment for esophageal or GEJ cancer in adult patients with residual pathologic disease after neoadjuvant chemoradiotherapy (CRT) and resection. (link)
•In January, the EMA validated the Type II Variation MAA for Opdivo in combination with fluoropyrimidine- and platinum-based combination chemotherapy for the first-line treatment of adult patients with advanced or metastatic gastric cancer (GC), GEJ cancer or esophageal adenocarcinoma (EAC). The filing was based on the Phase 3 CheckMate -649 trial. (link)
•In November, the company announced that the European Commission (EC) has approved Opdivo for the treatment of adults with unresectable advanced, recurrent or metastatic esophageal squamous cell carcinoma (ESCC) after prior fluoropyrimidine- and platinum-based combination chemotherapy. (link)
•In November, the company announced that the EC, based on results from the Phase 3 CheckMate -9LA trial, has approved Opdivo plus Yervoy (ipilimumab) with two cycles of platinum-based chemotherapy for the first-line treatment of adult patients with metastatic non-small cell lung cancer (NSCLC) whose tumors have no sensitizing epidermal growth factor receptor (EGFR) mutation or anaplastic lymphoma kinase (ALK) translocation. (link)

Clinical
•In December, the company announced that CheckMate -548, a Phase 3 trial evaluating the addition of Opdivo to the current standard of care (temozolomide and radiation therapy) in patients with newly diagnosed glioblastoma multiforme (GBM) with O6-methylguanine-DNA methyltransferase (MGMT) promoter methylation following surgical resection of the tumor, did not meet its primary endpoint of overall survival (OS) in patients with no baseline corticosteroid use or in the overall randomized population. (link)

Hematology

Revlimid

Patent Update
•In December, the company announced that its wholly owned subsidiary, Celgene, and Cipla Limited (Cipla) have settled their litigation related to patents for REVLIMID® (lenalidomide). (link)

Inrebic®

Regulatory
•In December, the company announced the Committee for Medicinal Products for Human Use (CHMP) of the EMA has recommended approval of Inrebic (fedratinib) for the treatment of disease-related splenomegaly (enlarged spleen) or symptoms in adult patients with primary myelofibrosis, post-polycythaemia vera myelofibrosis or post-essential thrombocythaemia myelofibrosis, who are Janus Associated Kinase(JAK) inhibitor naïve or have been treated with ruxolitinib. The CHMP recommendation will now be reviewed by the EC, which has the authority to approve medicines for the EU. (link)

Medical Conferences

In December, at the 2020 American Society of Hematology (ASH) Annual Meeting, the company announced important new data and analysis from its hematology portfolio:
•QUAZAR® AML-001: a study evaluating Onureg®(azacitidine tablets; CC-486), an oral hypomethylating agent, as a treatment for adult patients with acute myeloid leukemia (AML) who achieved first complete remission (CR) or CR with incomplete blood count recovery following intensive induction chemotherapy. (link)
•TRANSCEND CLL 004: longer-term follow-up from the Phase I study evaluating liso-cel in relapsed or refractory chronic lymphocytic leukemia or small lymphocytic lymphoma with liso-cel as monotherapy and initial results from the combination cohort with ibrutinib. (link)
•TRANSCEND NHL 001: safety and efficacy results in the cohort of patients with relapsed or refractory (R/R) mantle cell lymphoma (MCL) treated with liso-cel. (link)
•OUTREACH: initial results evaluating outcomes of treatment with liso-cel for patients with relapsed or refractory large B-cell lymphoma (LBCL) across inpatient and outpatient settings. (link)
•First efficacy and safety results from a triplet combination study including iberdomide, a cereblon E3 ligase modulator (CELMoD)® agent, with daratumumab or bortezomib and dexamethasone in patients with heavily pretreated R/R multiple myeloma. (link)

The following data were also presented at the 2020 ASH Annual Meeting by the company and bluebird bio, Inc. (Nasdaq: BLUE):
•Phase 1 CRB-401: longer-term data from the original Phase 1 CRB-401 study evaluating the companies’ investigational B-cell maturation antigen (BCMA) directed chimeric antigen receptor (CAR) T cell therapy, idecabtagene vicleucel (ide-cel) in relapsed and refractory multiple myeloma (RRMM). (link)
•Phase 2 KarMMA: analyses from the Phase 2 KarMMA study of patients with triple-class exposed relapsed and refractory multiple myeloma (RMM). (link)

Immunology

Deucravacitinib (BMS-986165; TYK2 inhibitor)

Clinical
•In February, the company announced results from POETYK PSO-2, the second Phase 3 trial evaluating deucravacitinib, a novel, oral, selective tyrosine kinase 2 (TYK2) inhibitor, for the treatment of patients with moderate to severe plaque psoriasis. POETYK PSO-2 met both co-primary endpoints evaluating deucravacitinib versus placebo, with significantly more patients achieving Psoriasis Area and Severity Index (PASI 75) and Physician's Global Assessment (sPGA) scales and met multiple key secondary endpoints versus Otezla® (apremilast) (link).

Zeposia

Clinical

•In February, the company announced that U.S. FDA has accepted its supplemental New Drug Application (sNDA) for Zeposia for the treatment of adults with moderately to severely active ulcerative colitis (UC). The FDA granted Priority Review to the application and assigned a PDUFA goal date, or target action date, of May 30, 2021. (link)
•In December, the company announced that the EMA has validated its MAA for Zeposia (ozanimod) for the treatment of adults with moderately to severely active ulcerative colitis (UC). (link)

Medical Conferences
In November, at the American College of Rheumatology (ACR) Convergence 2020, the company announced important new data and analysis across its Immunology portfolio:
•deucravacitinib (BMS-986165): results from an ongoing Phase 2 study evaluating the safety and efficacy of deucravacitinib (BMS-986165) compared with placebo in adults with active psoriatic arthritis met the primary endpoint. (link)

•Iberdomide: results from a Phase 2b trial in patients with active systemic lupus erythematosus (SLE) assessing iberdomide met its primary endpoint in patients with high Type 1 interferon or Aiolos gene expressions. (link)

Business Development
•In November, the company announced that it has successfully completed its acquisition of MyoKardia (MyoKardia Acquisition) in an all cash transaction for approximately $13.1 billion. (link)

Capital Allocation
The company continues to maintain a consistent, balanced approach to capital allocation focused on prioritizing investment for growth through business development along with reducing debt, commitment to dividend growth and share repurchase.
•Today, the company announced a debt tender offer for an aggregate purchase price of up to $4.0 billion. (link)
•In January 2021, the company announced that its Board of Directors has authorized incremental share repurchases of up to an additional $2 billion of the company’s outstanding shares of common stock. With this increase, the remaining share repurchase capacity under the company’s share repurchase program was approximately $6.4 billion. During 2021, the company plans to repurchase $3.0-$4.0 billion of its shares. (link)

Commitment to Sustainability, Diversity and Inclusion
•In December, the company announced it is strengthening its commitment to environmental sustainability on a global basis by setting new 2030 and 2040 goals. By 2030, the company will purchase 100% of the electricity it uses from renewable sources, and by 2040, it will be carbon neutral in its Scope 1 (direct) and Scope 2 (indirect) emissions and reach the targets of equitable water use, zero waste to landfill and 100% electric vehicles in its fleet. (link)
•In November, the Bristol Myers Squibb Foundation and National Medical Fellowships announced that they will leverage $100 million of the previously announced commitment from Bristol Myers Squibb and the Bristol Myers Squibb Foundation to diversity and inclusion to develop a program to extend the reach of clinical trials into underserved patient populations in urban and rural U.S. communities. (link)

COVID-19 Pandemic Response
During the current world health crisis, the company continues to take all necessary actions to promote public health by carrying out its mission of providing life-saving medicines to the patients who depend on the company and supporting relief efforts across the globe. (link)
•In February, the company and The Rockefeller University announced that they have entered into a definitive agreement under which Bristol Myers Squibb has been granted a global exclusive license to develop, manufacture, and commercialize Rockefeller’s novel monoclonal antibody (“mAb”) duo treatment that neutralizes the SARS-CoV-2 virus for therapy or prevention of COVID-19. (link)

Financial Guidance
Bristol Myers Squibb is providing 2021 GAAP EPS guidance in the range of $3.12-$3.32 and is increasing its non-GAAP EPS guidance range from $7.15 - $7.45 to $7.35 - $7.55. Both GAAP and non-GAAP guidance assume current exchange rates. Key 2021 GAAP and non-GAAP line item guidance assumptions are:

•Worldwide revenues increasing in the high-single digits.
•Gross margin as a percentage of revenue to be approximately 80.5%.
•Marketing, selling and administrative expenses to be in-line with 2020 levels for GAAP and increasing in the low-single digit range for non-GAAP.
•Research and development expenses decreasing in the high-single digits for GAAP and increasing in the mid-single digits for non-GAAP.
•An effective tax rate of approximately 22% for GAAP and approximately 16% for non-GAAP.
The 2021 financial guidance excludes the impact of any potential future strategic acquisitions and divestitures, and any specified items that have not yet been identified and quantified. The 2021 non-GAAP EPS guidance is explained and further excludes other specified items as discussed under “Use of Non-GAAP Financial Information.” The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

Long-term Financial Targets
Bristol Myers Squibb is also affirming 2020-2025 long-term financial targets communicated in January 2021 (link):
•Expects low to mid-single digit revenue CAGR and low double-digit revenue CAGR excluding Revlimid® & Pomalyst® at constant exchange rates
•Expects to maintain low to mid-40s percent non-GAAP operating margin
•Expects significant cash flow generation of $45-$50 billion dollars from 2021 -2023.

This financial guidance excludes the impact of any potential future strategic acquisitions and divestitures as well as any specified items as discussed under “Use of Non-GAAP Financial Information.” There is no reliable or reasonably estimable comparable GAAP measures for this non-GAAP financial guidance. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

Company and Conference Call Information
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook, and Instagram.

There will be a conference call on February 4 at 10 a.m. ET during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com or by dialing in the U.S. toll free 800-458-4121 or international +1 313-209-6672, confirmation code: 4441406, or using this link which becomes active 15 minutes prior to the scheduled start time and entering your information to be connected. Materials related to the call will be available at the same website prior to the conference call.

A replay of the call will be available beginning at 1:30 p.m. ET on February 4 through 1:30 p.m. ET on February 18, 2021. The replay will also be available through http://investor.bms.com or by dialing in the U.S. toll free 888-203-1112 or international 719-457-0820, confirmation code: 4441406.
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Use of Non-GAAP Financial Information
This earnings release contains non-GAAP financial measures, including non-GAAP earnings and related EPS information that are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and also available on the company’s website at www.bms.com.

These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets beginning in the fourth quarter of 2019, including product rights that generate a significant portion of our ongoing revenue, unwind of inventory fair value adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, R&D charges or other income resulting from upfront or contingent milestone payments in connection with the acquisition or licensing of third-party intellectual property rights, costs of acquiring a priority review voucher, IPRD charge resulting from the MyoKardia acquisition, divestiture gains or losses, stock compensation resulting from accelerated vesting of Celgene awards, certain retention-related employee compensation charges related to the Celgene Acquisition, pension, legal and other contractual settlement charges, interest expense on the notes issued in May 2019 incurred prior to the Celgene Acquisition and interest income earned on the net proceeds of those notes, equity investment and contingent value rights fair value adjustments and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Certain other significant tax items are also excluded such as the impact resulting from internal transfer of intangible assets and the Otezla® Divestiture. This earnings release also provides international revenues excluding the impact of foreign exchange.

Non-GAAP information is intended to portray the results of the company’s baseline performance, supplement or enhance management, analysts and investors overall understanding of the company’s underlying financial performance and facilitate comparisons among current, past and future periods. For example, non-GAAP earnings and EPS information are indications of the company’s baseline performance before items that are considered by us to not be reflective of the company’s ongoing results. In addition, this information is among the primary indicators that we use as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting for future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted EPS prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

In connection with presenting our outlook, we are also providing revenue (ex-FX) and non-GAAP operating margin guidance for 2020-2025. There are no reliable or reasonably estimable comparable GAAP measures for this because we are not able to reliably predict the impact of specified items or currency exchange rates beyond the next twelve months. As a result, the reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is not available without unreasonable effort. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, the company’s ability to execute successfully its strategic plans, including its business development strategy generally and in relation to its ability to realize the projected benefits of the Celgene Acquisition and the MyoKardia Acquisition, the full extent of the impact of the COVID-19 pandemic on the company’s operations and the development and commercialization of its products, potential laws and regulations to lower drug costs, market actions taken by private and government payers to manage drug utilization and contain costs, the expiration of patents or data protection on certain products, including assumptions about the company’s ability to retain patent exclusivity of certain products and the impact and the result of governmental investigations. No forward-looking statement can be guaranteed, including that the company’s future clinical studies will support the data described in this release, product candidates will receive necessary clinical and manufacturing regulatory approvals, pipeline products will prove to be commercially successful, clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes or contractual milestones will be achieved.

Such forward-looking statements are based on historical performance and current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to, risks relating to various risks related to public health outbreaks, epidemics and pandemics, including the impact of the COVID-19 pandemic on the company’s operations and that the company cannot reasonably assess or predict at this time the full extent of the adverse effect that the COVID-19 pandemic will have on its business, financial condition, results of operations and cash flows; increasing pricing pressures from market access, pharmaceutical pricing controls and discounting, changes to tax and importation laws and other restrictions in the United States, the European Union and other regions around the world that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; challenges inherent in new product development, including obtaining and maintaining regulatory approval; the company’s ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the possibility of difficulties and delays in product introduction and commercialization; the risk of certain novel approaches to disease treatment (such as CAR T therapy); industry competition from other manufacturers; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products, including without limitation, interruptions caused by damage to the company’s and the company’s suppliers’ manufacturing sites; integrating the company’s and Celgene’s business and operations, including with respect to human capital management, portfolio rationalization, finance and accounting systems, sales operations and product distribution, pricing systems and methodologies, data security systems, compliance programs and internal controls processes, on the company’s ability to realize the anticipated benefits from the Celgene Acquisition; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; changes in tax law and regulations; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; regulatory decisions impacting labeling, manufacturing processes and/or other matters; the impact on the company’s competitive position from counterfeit or unregistered versions of its products or stolen products; the adverse impact of cyber-attacks on the company’s information systems or products, including unauthorized disclosure of trade secrets or other confidential data stored in the company’s information systems and networks; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; the company’s dependency on several key products; any decline in the company’s future royalty streams; the company’s ability to effectively manage acquisitions, divestitures, alliances and other portfolio actions and to successfully realize the expected benefits of such actions; the company’s ability to attract and retain key personnel; the impact of the company’s significant additional indebtedness that it incurred in connection with the Celgene Acquisition and the MyoKardia Acquisition and its issuance of additional shares in connection with the Celgene Acquisition on its ability to operate the combined company; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; our exclusive forum provision in our by-laws for certain lawsuits could limit our stockholders’ ability to obtain a judicial forum that it finds favorable for such lawsuits; and issuance of new or revised accounting standards. In addition, the financial guidance provided in this release relies on assumptions about the duration and severity of the COVID-19 pandemic, timing of the return to a more stable business environment, patient and physician behaviors, buying patterns and clinical trial activities (together, the “Recovery Process”), among other things. If the actual Recovery Process differs materially from our assumptions, the impact of COVID-19 on our business could be worse than expected and our results may be negatively impacted.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues(d)
	2020(b)	2019(c)	% Change	2020(b)	2019(c)	% Change
Prioritized Brands
Revlimid	$3,280	$1,299	**	$2,197	$899	**
Eliquis	2,269	2,034	12%	1,227	1,156	6%
Opdivo	1,793	1,763	2%	963	1,020	(6)%
Orencia	867	792	9%	626	577	8%
Pomalyst/Imnovid	835	322	**	577	226	**
Sprycel	564	549	3%	351	319	10%
Yervoy	471	385	22%	304	254	20%
Abraxane	297	166	79%	214	122	75%
Empliciti	91	94	(3)%	53	63	(16)%
Reblozyl	115	—	N/A	104	—	N/A
Inrebic	15	5	**	15	5	**
Onureg	14	—	N/A	14	—	N/A
Zeposia	9	—	N/A	7	—	N/A

Established Brands
Vidaza	65	58	12%	—	1	(100)%
Baraclude	104	122	(15)%	3	4	(25)%
Other Brands(a)	279	356	(22)%	127	108	18%

Total	$11,068	$7,945	39%	$6,782	$4,754	43%
**    In excess of +/- 100%.
(a)    Includes Sustiva, Reyataz, Daklinza and all other BMS and Celgene products acquired as part of the Celgene acquisition that have lost exclusivity in major markets, over-the-counter brands and royalty revenue. Other Brands includes $46 million worldwide and $58 million U.S. revenues relating to Celgene products for the three months ended December 31, 2020
(b)    Includes Celgene product revenues for the entire period.
(c)    Includes Celgene product revenues from November 20, 2019 through December 31, 2019.
(d)    Includes Puerto Rico.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues(d)
	2020(b)	2019(c)	% Change	2020(b)	2019(c)	% Change
Prioritized Brands
Revlimid	$12,106	$1,299	**	$8,291	$899	**
Eliquis	9,168	7,929	16%	5,485	4,755	15%
Opdivo	6,992	7,204	(3)%	3,945	4,344	(9)%
Orencia	3,157	2,977	6%	2,268	2,146	6%
Pomalyst/Imnovid	3,070	322	**	2,136	226	**
Sprycel	2,140	2,110	1%	1,295	1,191	9%
Yervoy	1,682	1,489	13%	1,124	1,004	12%
Abraxane	1,247	166	**	873	122	**
Empliciti	381	357	7%	230	246	(7)%
Reblozyl	274	—	N/A	259	—	N/A
Inrebic	55	5	**	55	5	**
Onureg	17	—	N/A	17	—	N/A
Zeposia	12	—	N/A	10	—	N/A

Established Brands
Vidaza	455	58	**	2	1	100%
Baraclude	447	555	(19)%	12	20	(40)%
Other Brands(a)	1,315	1,674	(21)%	575	383	50%

Total	$42,518	$26,145	63%	$26,577	$15,342	73%
**    In excess of +/- 100%.
(a)    Includes Sustiva, Reyataz, Daklinza and all other BMS and Celgene products acquired as part of the Celgene acquisition that have lost exclusivity in major markets, over-the-counter brands and royalty revenue. Other Brands includes $308 million worldwide and $295 million U.S. revenues relating to Celgene products for the twelve months ended December 31, 2020.
(b)    Includes Celgene product revenues for the entire period.
(c)    Includes Celgene product revenues from November 20, 2019 through December 31, 2019.
(d)    Includes Puerto Rico.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020(c)	2019(d)	2020(c)	2019(d)
Net product sales	$10,766	$7,662	$41,321	$25,174
Alliance and other revenues	302	283	1,197	971
Total Revenues	11,068	7,945	42,518	26,145

Cost of products sold(a)	2,910	2,492	11,773	8,078
Marketing, selling and administrative	2,721	1,734	7,661	4,871
Research and development	3,750	2,097	11,143	6,148
IPRD charge - MyoKardia acquisition	11,438	—	11,438	—
Amortization of acquired intangible assets	2,526	1,062	9,688	1,135
Other (income)/expense, net	(1,826)	689	(2,314)	938
Total Expenses	21,519	8,074	49,389	21,170

(Loss)/Earnings Before Income Taxes	(10,451)	(129)	(6,871)	4,975
(Benefit)/Provision for Income Taxes	(424)	931	2,124	1,515

Net (Loss)/Earnings	(10,027)	(1,060)	(8,995)	3,460
Noncontrolling Interest	—	(4)	20	21
Net (Loss)/Earnings Attributable to BMS	$(10,027)	$(1,056)	$(9,015)	$3,439

Weighted-Average Common Shares Outstanding:
Basic	2,252	1,918	2,258	1,705
Diluted	2,252	1,918	2,258	1,712

(Loss)/Earnings per Common Share:
Basic	$(4.45)	$(0.55)	$(3.99)	$2.02
Diluted	(4.45)	(0.55)	(3.99)	2.01

Other (income)/expense, net
Interest expense(b)	$355	$279	$1,420	$656
Contingent consideration	(1,160)	523	(1,757)	523
Royalties and licensing income	(403)	(393)	(1,527)	(1,360)
Equity investment gains	(504)	(290)	(1,228)	(275)
Integration expenses	182	191	717	415
Provision for restructuring	79	269	530	301
Litigation and other settlements	(235)	77	(194)	77
Transition and other service fees	(20)	(26)	(149)	(37)
Investment income	(22)	(116)	(121)	(464)
Reversion excise tax	—	—	76	—
Divestiture (gains)/losses	(49)	3	(55)	(1,168)
Intangible asset impairment	—	—	21	15
Pension and postretirement	(7)	(8)	(13)	1,599
Acquisition expenses	—	182	—	657
Other	(42)	(2)	(34)	(1)
Other (income)/expense, net	$(1,826)	$689	$(2,314)	$938
(a)    Excludes amortization of acquired intangible assets.
(b)    Includes amortization of purchase price adjustments to Celgene debt.
(c)    Includes Celgene results of operations for the entire period.
(d)    Includes Celgene results of operations from November 20, 2019 through December 31, 2019.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited, dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020(b)	2019(c)	2020(b)	2019(c)
Inventory purchase price accounting adjustments	$98	$660	$2,688	$660
Intangible asset impairment	575	—	575	—
Employee compensation charges	1	1	4	1
Site exit and other costs	1	24	33	197
Cost of products sold	675	685	3,300	858

Employee compensation charges	241	27	275	27
Site exit and other costs	—	8	4	9
Marketing, selling and administrative	241	35	279	36

License and asset acquisition charges	475	—	1,003	25
IPRD impairments	470	—	470	32
Inventory purchase price accounting adjustments	11	—	36	—
Employee compensation charges	241	33	282	33
Site exit and other costs	16	109	115	167
Research and development	1,213	142	1,906	257

IPRD charge - MyoKardia acquisition	11,438	—	11,438	—

Amortization of acquired intangible assets	2,526	1,062	9,688	1,062

Interest expense(a)	(37)	73	(159)	322
Contingent consideration	(1,160)	523	(1,757)	523
Royalties and licensing income	(14)	(15)	(168)	(24)
Equity investment gains	(463)	(294)	(1,156)	(279)
Integration expenses	182	191	717	415
Provision for restructuring	79	269	530	301
Litigation and other settlements	(239)	75	(239)	75
Investment income	—	(44)	—	(197)
Reversion excise tax	—	—	76	—
Divestiture (gains)/losses	(49)	3	(55)	(1,168)
Pension and postretirement	—	(3)	—	1,635
Acquisition expenses	—	182	—	657
Other	—	2	—	2
Other (income)/expense, net	(1,701)	962	(2,211)	2,262

Increase to pretax income	14,392	2,886	24,400	4,475

Income taxes on items above	(1,034)	(264)	(1,733)	(687)
Income taxes attributed to Otezla® divestiture	—	808	266	808
Income taxes attributed to internal transfer of intangible assets	—	—	853	—
Income taxes	(1,034)	544	(614)	121

Increase to net earnings	$13,358	$3,430	$23,786	$4,596
(a)    Includes amortization of purchase price adjustments to Celgene debt.
(b)    Includes Celgene results of operations for the entire period.
(c)    Includes Celgene results of operations from November 20, 2019 through December 31, 2019.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31, 2020			Twelve Months Ended December 31, 2020
	GAAP(a)	Specified Items(a)(b)	Non-GAAP(a)	GAAP(a)	Specified Items(a)(b)	Non-GAAP(a)
Gross Profit	$8,158	$675	$8,833	$30,745	$3,300	$34,045
Marketing, selling and administrative	2,721	(241)	2,480	7,661	(279)	7,382
Research and development	3,750	(1,213)	2,537	11,143	(1,906)	9,237
IPRD charge - MyoKardia acquisition	11,438	(11,438)	—	11,438	(11,438)	—
Amortization of acquired intangible assets	2,526	(2,526)	—	9,688	(9,688)	—
Other (income)/expense, net	(1,826)	1,701	(125)	(2,314)	2,211	(103)
(Loss)/Earnings Before Income Taxes	(10,451)	14,392	3,941	(6,871)	24,400	17,529
(Benefit)/Provision for Income Taxes	(424)	1,034	610	2,124	614	2,738
Noncontrolling interest	—	—	—	20	—	20

Net (Loss)/Earnings Attributable to BMS used for Diluted EPS Calculation	$(10,027)	$13,358	$3,331	$(9,015)	$23,786	$14,771

Weighted-Average Common Shares Outstanding - Diluted	2,252	2,286	2,286	2,258	2,293	2,293
Diluted (Loss)/Earnings Per Share	$(4.45)	$5.91	$1.46	$(3.99)	$10.43	$6.44

Effective Tax Rate	4.1%	11.4%	15.5%	(30.9)%	46.5%	15.6%

	Three Months Ended December 31, 2019			Twelve Months Ended December 31, 2019
	GAAP(c)	Specified Items(b)(c)	Non-GAAP(c)	GAAP(c)	Specified Items(b)(c)	Non-GAAP(c)
Gross Profit	$5,453	$685	$6,138	$18,067	$858	$18,925
Marketing, selling and administrative	1,734	(35)	1,699	4,871	(36)	4,835
Research and development	2,097	(142)	1,955	6,148	(257)	5,891
Amortization of acquired intangible assets	1,062	(1,062)	—	1,135	(1,062)	73
Other (income)/expense, net	689	(962)	(273)	938	(2,262)	(1,324)
(Loss)/Earnings Before Income Taxes	(129)	2,886	2,757	4,975	4,475	9,450
Provision for Income Taxes	931	(544)	387	1,515	(121)	1,394
Noncontrolling interest	(4)	—	(4)	21	—	21

Net (Loss)/Earnings Attributable to BMS used for Diluted EPS Calculation	$(1,056)	$3,430	$2,374	$3,439	$4,596	$8,035

Weighted-Average Common Shares Outstanding - Diluted	1,918	1,941	1,941	1,712	1,712	1,712
Diluted (Loss)/Earnings Per Share	$(0.55)	$1.77	$1.22	$2.01	$2.68	$4.69

Effective Tax Rate	(721.7)%	735.7%	14.0%	30.5%	(15.7)%	14.8%
(a)    Includes Celgene results of operations for the entire period.
(b)    Refer to the Specified Items schedule for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.
(c)    Includes Celgene results of operations from November 20, 2019 through December 31, 2019.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019
(Unaudited, dollars in millions)

	December 31, 2020	December 31, 2019(a)
Cash and cash equivalents	$14,546	$12,346
Marketable debt securities - current	1,285	3,047
Marketable debt securities - non-current	433	767
Cash, cash equivalents and marketable debt securities	16,264	16,160
Short-term debt obligations	(2,340)	(3,346)
Long-term debt	(48,336)	(43,387)
Net debt position	$(34,412)	$(30,573)
(a)    Includes Celgene balances as of December 31, 2019.

For more information:
Media: 609-252-3345, media@bms.com
Investor Relations: Tim Power, 609-252-7509, timothy.power@bms.com; Nina Goworek, 908-673-9711, nina.goworek@bms.com.